                                                                    EXHIBIT 10.1

"Pages where confidential treatment has been requested are stamped `Confidential
 Treatment Requested. The redacted material has been separately filed with the Commission,' the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

                    Master Natural Gas Processing Agreement

          This Master Natural Gas Processing Agreement ("Master Processing Agreement") is entered into as of the 1st day of September 1996, between Chevron U.S.A. Production Company, a division of Chevron U.S.A. Inc., a Pennsylvania corporation ("Chevron") and Warren Petroleum Company, Limited Partnership, a Delaware limited partnership ("WPC").

          Whereas, Chevron U.S.A. Inc. ("CUSA") and NGC Corporation ("NGC") have entered into certain agreements (the "Merger Agreements") pursuant to which CUSA would contribute certain gas gathering, processing, and other midstream assets and related liabilities of CUSA's Warren Petroleum Company division ("Warren") and CUSA's Natural Gas Business Unit to a newly formed corporation into which NGC would then be merged; and

          Whereas, immediately subsequent to the Merger, the gas gathering, processing, and other midstream assets of Warren will be transferred to WPC; and

          Whereas, WPC will own and operate natural gas processing plants and will be a major marketer of natural gas liquids; and

          Whereas, a significant proportion of Chevron's natural gas production has historically been processed in, and is currently connected to, Warren Plants; and

          Whereas, Chevron and WPC desire to establish a long term, cooperative, commercial relationship whereby substantially all of Chevron's Processable U.S. natural gas production will be processed by WPC in those geographic areas where WPC currently has processing facilities and in other areas where it is economically practical for WPC to acquire or install facilities to process Chevron's gas, along with other, third party gas that may be available for processing in any such facilities;

          Now, therefore, the parties agree as follows:

A.  DEFINITIONS

          1. "Affiliate" when referring to any party means a corporation or other entity which controls such party, is controlled by such party, or is under common control with such party. An entity shall be deemed to be "controlled" by another for purposes of this provision if the controlling entity owns at least fifty-one percent of the voting stock of the controlled entity.

          2. "Ancillary Services" means gathering, field compression, dehydration, treating, and plant compression, as needed to receive, process, and redeliver natural gas and natural gas liquid products which, after processing, will meet the quality specifications of the pipeline or other transporter receiving the gas or products at the tailgate of the processing plant.

          3. "Chevron Interest" means any mineral fee or oil and gas leasehold interest owned or controlled by Chevron, including any rights Chevron may have to process gas owned by third parties, but only to the extent and for the period authorized in the instrument creating such rights.

          4. "Chevron Plant" means a processing plant owned (entirely or in part) by Chevron as of the Effective Date and not included in the Merger, including any such plants in which Chevron is a joint owner with others.

          5. "Committed Area" means the geographic area defined as such in each individual Processing Agreement between Chevron and WPC covering processing at a particular WPC Field Plant.

          6.  "Effective Date" means September 1, 1996.

          7. "Merger" means the combination of certain businesses and assets of Chevron with similar businesses and assets of NGC Corporation, as set forth in the Combination Agreement and Plan of Merger dated as of May 22, 1996.

          8. "Pre-Merger Warren Plant" means a natural gas processing plant owned (in whole or in part) by Warren Petroleum Company, a division of Chevron, prior to the Merger.

          9. "Processable Gas" means natural gas which (a) must be processed to meet pipeline quality specifications, or (b) contains liquid or liquefiable hydrocarbons in sufficient concentrations to make processing economically practical to both parties. Notwithstanding the foregoing, Chevron shall not seek to exclude any gas from the category of "Processable Gas" on the grounds that processing such gas is not economically practical in order to have such gas processed in a Third Party Plant.

         10. "Processing" means removal of liquid and liquefiable hydrocarbons from a stream of natural gas flowing through a natural gas processing plant.

         11. "Third Party Plant" means a natural gas processing plant which is not a Chevron Plant and in which neither WPC nor any Affiliate of WPC owns an interest.

         12. "WPC Field Plant" means a natural gas processing plant currently, or in the future, owned (entirely or in part) by WPC or any of its Affiliates, which is located in or near a field where natural gas is produced, and which is connected to a gathering system which delivers the gas to the processing plant. Notwithstanding the fact that it might otherwise fall within the foregoing definition, a processing plant which was constructed primarily to receive and process gas produced from wells situated in the Gulf of Mexico shall not be deemed to be a WPC Field Plant.

         13. "WPC Straddle Plant" means a Straddle Plant currently, or in the future, owned entirely by WPC or any of its Affiliates.

         14. "Joint Venture Straddle Plant" means a Straddle Plant which is either (a) owned by WPC and others, or (b) owned by Chevron and operated and/or managed by WPC or any of its Affiliates, and which is, in either case, subject to the terms of a plant construction and operating agreement or similar document.

         15. "Straddle Plant" means a natural gas processing plant which is located on an interstate or intrastate natural gas pipeline, and which processes all or a portion of the gas flowing through the pipeline on which the processing plant is located. Notwithstanding the fact that it might not otherwise fall precisely within the foregoing definition, a processing plant which was constructed primarily to receive and process gas produced from wells situated in the Gulf of Mexico shall be deemed to be a Straddle Plant.


B.  EXECUTION OF CONTRACTS AND GENERAL INTENT

      1.  Chevron's Obligations.
          ---------------------

          (a)  Existing Field Plants.  Effective on the Effective Date, Chevron
               ---------------------
shall cause its individual business units to enter into Natural Gas Processing Agreements with WPC, under which Chevron Interests connected to Pre-Merger Warren Field Plants as of the Effective Date shall be committed to WPC for processing for the life of the Chevron Interests. Each of the Pre-Merger Warren Field Plants and the commercial terms applicable to the Chevron Interests committed to each plant for processing are listed on Exhibit "A" hereto. Notwithstanding the foregoing, if any part of a Chevron Interest is, as of the Effective Date, subject to a prior commitment which prevents the gas attributable to such Chevron Interest from being processed in a WPC Field Plant, then such part of the Chevron Interest shall not be deemed to be included in the Committed Area until such prior commitment expires or is terminated.

          (b)  Existing Straddle Plants.  In the case of gas produced from
               ------------------------
Chevron Interests in the Gulf of Mexico area and not processed in a Chevron Plant, Chevron shall cause its individual business units to enter into one or more Natural Gas Processing Agreements with WPC, under which gas from those Chevron Interests shall be committed to WPC for processing. The commercial terms applicable to each Straddle Plant in which gas from the Chevron Interests in the Gulf of Mexico area will be processed are listed on Exhibit "A" hereto. Such Natural Gas Processing Agreement(s) shall remain in effect for a term co-extensive with the term of that certain Natural Gas Purchase and Sale Agreement dated as of September 1, 1996, between Chevron and Natural Gas Clearinghouse (the "Master Gas Sale Agreement"); provided, however, that to the extent that WPC's ownership in a Joint Venture Straddle Plant is dependent upon the continued commitment to that plant of the gas and/or processing rights associated with specific Chevron Interests, such Chevron Interests shall remain committed to the applicable Joint Venture Straddle Plant, and the Natural Gas Processing Agreement applicable to such Chevron Interests shall remain in effect for the life of those Chevron Interests, whether processed in such Joint Venture

Straddle Plant or a Third Party Straddle Plant. All Chevron Interests not directly required to maintain WPC's Straddle Plant ownership shall be released from the Natural Gas Processing Agreement between Chevron and WPC if requested in writing by Chevron after termination of this Master Processing Agreement. Notwithstanding the foregoing, nothing herein shall be construed as a release of any Chevron Interest from any dedication to a particular Joint Venture Straddle Plant which may exist pursuant to a construction and operating agreement or other applicable contract.

          (c)  Future Arrangements.  In addition to the foregoing, the parties
               -------------------
intend that substantially all of Chevron's Processable Gas in the lower 48 continental United States be processed or caused to be processed by WPC, except for those situations where (1) contractual commitments existing as of the date of this Master Processing Agreement require that the gas be processed elsewhere (in which case the gas will become subject to this Master Processing Agreement, without further action by either party, upon expiration of the existing contractual commitments), (2) the gas is currently or can hereafter be processed in a Chevron Plant, (3) WPC has no suitable processing facilities in the vicinity and either does not desire to install facilities or is not able to do so in a manner that delivers to Chevron economic benefits comparable to Chevron's other processing options, or (4) WPC, after full disclosure by Chevron of the circumstances and consultation between Chevron and WPC, is unable to offer Chevron terms that are as favorable as those available to Chevron from a Third Party Plant and Chevron elects to have its gas processed in the Third Party Plant.

      2.  WPC's Obligations.  WPC shall enter into Natural Gas Processing
          -----------------
Agreements with Chevron, as described above, and will provide such Ancillary Services as Chevron may reasonably request; provided, however that WPC will not be required, without additional mutually agreeable compensation, to install equipment to provide Ancillary Services at plants where such services are not currently being provided. In those cases where Chevron's Processable gas is not committed to a WPC Plant and cannot efficiently be processed in a WPC Plant, WPC shall, if requested by Chevron, provide Chevron consultation and assistance in arranging for the connection of such gas to a Third Party Plant; provided that in doing so WPC shall incur no liability to Chevron. WPC shall perform all of its obligations in a manner which is consistent with the intent of this Master Processing Agreement and which will support Chevron's production activities to the maximum extent that is commercially reasonable and practical.

      3.  Intent of Parties.  Both parties acknowledge that the purpose of
          -----------------
this Master Processing Agreement is to provide for the processing of Chevron's gas in WPC's plants under terms that are fair and equitable for both parties.
By entering into this Master Processing Agreement and the related individual Natural Gas Processing Agreements, the parties expect to improve the process of connecting new wells to gathering systems and plants, to obtain mutual benefits and efficiency through cooperative sharing of measurement data, and to improve their financial results by reducing downtime and unproductive activities while maximizing cooperation and sharing of essential information. To the extent that the parties have the current capability to transfer data via electronic means, or can agree on an allocation of any costs of installing such capability that the parties agree will be mutually beneficial, the parties shall endeavor to establish the necessary systems and procedures to facilitate such electronic transfers of data.

      4.  Ancillary Services Provided By Chevron.  Nothing in this Master
          --------------------------------------
Processing Agreement shall prevent Chevron from installing and operating, or causing third parties to do so, any facilities needed to provide Ancillary Services in support of Chevron's production operations when WPC is not obligated to provide such services to Chevron under this Master Processing Agreement or another agreement, and Chevron has elected not to request WPC to provide those services or, having made such a request, Chevron declines to pay the compensation required by WPC.

C.  PROCEDURES

      1.  Sharing of Development and Other Plans.  Chevron's local operating
          --------------------------------------
units shall keep the appropriate WPC personnel apprised of Chevron's future exploration and development plans, and shall share such information as may reasonably be required to assist WPC in expediting the connection of any new wells drilled by Chevron in the vicinity of WPC Plants. WPC shall advise Chevron, as early as possible, of any plans for its processing plants (such as dispositions, expansions, contractions, shut-downs, major overhauls, or other projects) which may significantly affect Chevron's production operations. Each party shall keep all such information strictly confidential and shall make no use of such information except for the purposes of this Master Processing Agreement. In connection with the foregoing, Chevron and WPC agree to cause their local representatives to establish exploration, production and processing alliance improvement teams (the "EPP Alliance Teams") to perform the duties outlined below. The EPP Alliance Teams shall be comprised of members from both Chevron and WPC. Chevron and WPC each shall bear their own costs and expenses associated with the EPP Alliance Teams and their activities. The duties of the EPP Alliance Teams will include, but will not be limited to, the following:

          (a) administering and coordinating the routine business of the EPP Alliance Team;

          (b) determining and developing strategies with respect to EPP Alliance Team activities;

          (c) establishing and periodically reviewing standards of performance for the contractual relationship between Chevron and WPC;

          (d) participating in periodic exploration and production meetings to discuss and coordinate the exploration and production activities of Chevron with the well connection and processing activities of WPC;

          (e) reviewing all significant drilling, development and exploration plans in order to develop reasonable and cost effective plans for well connections and processing the gas that may result from such drilling, development and exploration activities;

          (f) conducting regularly scheduled planning, problem solving, and performance review meetings;

          (g) reviewing all significant equipment, design and process changes affecting the contractual relationship(s) between Chevron and WPC; and

          (h) developing recommendations and procedures for making the parties' performance hereunder more efficient and cost-effective.

      2.  Connection of New Wells In Committed Areas -- WPC Field Plants.
          --------------------------------------------------------------
Whenever Chevron has within the Committed Area associated with a WPC Field Plant a new well capable of producing Processable gas, Chevron shall notify WPC of the location, estimated volume and quality of production, and Chevron's desired connection date for such well, and other information reasonably requested by WPC to evaluate the proposed connection. If, based on that information, WPC believes it can economically connect the well to its gathering system at WPC's expense and process the gas from such well in accordance with the terms of the existing Natural Gas Processing Agreement, WPC shall use every reasonable effort to do so by Chevron's desired connection date. If WPC concludes it cannot economically connect the well under the existing terms of the applicable Natural Gas Processing Agreement and the parties cannot agree upon terms under which the well can be connected, then WPC shall, upon request by Chevron, (a) provide Chevron consultation and assistance in arranging for the connection of such gas to a Third Party Plant, and (b) release from dedication the well and such acreage around the well as Chevron may reasonably require in order to obtain a third party connection. In doing so, Chevron will attempt to limit the extent of any dedication to the Third Party Plant to the minimum term and acreage consistent with the reasonable requirements of the third party processor. If a previous third party processing commitment of an existing well within the Committed Area expires or can be terminated by Chevron, Chevron shall notify WPC and the above connection procedure shall apply, except that Chevron shall not be obligated to agree to the connection of such a well to WPC's Plant if doing so would result in an economic disadvantage to Chevron.

      3.  Connection of Other New Wells -- WPC Field Plants.  Whenever Chevron
          -------------------------------------------------
has in the vicinity of a WPC Field Plant, but outside of the Committed Area associated with that plant, a well capable of producing Processable Gas which could be connected to the WPC Field Plant, Chevron shall notify WPC of the location, estimated volume and quality of production, Chevron's desired connection date for such well, and other information reasonably requested by WPC to evaluate the proposed connection. The parties shall then cooperate in good faith to determine the terms, reflective of fair market value, under which such well would be dedicated to WPC for processing. If the parties are unable to agree on such terms, or if they conclude that processing the gas from the new well in a Third Party Plant would be advisable, then WPC shall, upon request by Chevron, provide Chevron consultation and assistance in arranging for the connection of such gas to a Third Party Plant. In that case, Chevron will attempt to limit the extent of any dedication to the Third Party Plant to the minimum term and acreage consistent with the reasonable requirements of the third party processor.


      4.  Delivery of Chevron Gas To WPC Straddle Plants or Joint Venture
          ---------------------------------------------------------------
Straddle Plants.  Except to the extent required by existing contracts, such as
---------------
the applicable Plant

Construction and Operating Agreements, Chevron will not be required by this Master Processing Agreement to commit Chevron Interests for processing in WPC Straddle Plants or Joint Venture Straddle Plants, it being recognized that changing marketing arrangements for the gas may result in the gas being processed from time to time in different plants on different pipelines. Nevertheless, it is the intent of the parties that Chevron enter into one or more Natural Gas Processing Agreements with WPC for the processing of Chevron's Processable Gas in the WPC Straddle Plants or Joint Venture Straddle Plants to which the Chevron gas can flow and that such gas be processed in the WPC Straddle Plants or Joint Venture Straddle Plants whenever the then current gas marketing arrangements, plant economics, and the applicable Plant Construction and Operating Agreement(s) so permit. Chevron recognizes that processing in some Joint Venture Straddle Plants may require long term commitment of specific acreage or leases (as required by applicable Plant Construction and Operating Agreements or other agreements) in order to obtain the most favorable processing terms. In those cases, Chevron will make such long term commitments; provided that, in the absence of mutual agreement to the contrary, such commitments shall be limited to periods when the gas is being marketed on the pipeline on which the applicable straddle plant is located.

      5.  Notification of New Opportunities.  Whenever Chevron has or expects to
          ---------------------------------
have Processable Gas available for processing in an area not currently served by a WPC Plant, Chevron shall notify WPC and provide all necessary information to permit WPC to evaluate whether it desires to construct a new plant to process such gas. If WPC desires to submit a proposal, it shall do so in an expeditious manner that will not unduly delay the development and connection of Chevron's gas. If WPC elects not to submit a proposal, or if Chevron and WPC are unable to reach agreement on all relevant terms, Chevron may proceed to commit the gas to a Third Party Plant, so long as Chevron does not offer such third party terms more favorable than those offered WPC.

      6.  Accounting and Allocation Procedures; Residue Avails Reports;
          -------------------------------------------------------------
Electronic Data Interchange.  All processed gas will be accounted for and
---------------------------
allocated by WPC in accordance with the accounting and allocation procedures applicable at each plant, as such procedures may be revised from time to time in accordance with industry practice. WPC shall provide monthly gas availability reports and periodic gas availability updates to Chevron's residue purchaser in accordance with reasonable instructions from Chevron and as needed to comply with Chevron's Natural Gas Purchase and Sale Agreement. The parties shall also make a good faith effort to exchange measurement and accounting data electronically, on a real-time basis where practical, in order to reduce paperwork, more efficiently monitor field operations, and speed the flow of essential information between them; provided that neither party shall be required to make capital investments or modify its existing systems or software in the absence of mutual agreement on systems and cost sharing.

      7.  Settlement Terms. Each individual Natural Gas Processing Agreement
          ----------------
shall contain settlement terms and other relevant terms applicable to that agreement, which terms shall be reflective of market conditions in the applicable geographic area as of the date of such agreements. If the term of the Natural Gas Processing Agreement is greater than ten years, then either party shall have the right, at ten year intervals, to require a renegotiation of such settlement

                                              "Confidential Treatment Requested.
                                       The redacted material has been separately
                                                     filed with the Commission."


  terms. Such a renegotiation shall be requested in writing by the party desiring renegotiation at least 180 days before the end of the most recent ten year period, to be effective on the first day of the ensuing ten year period. In any such renegotiation, the parties will seek to arrive at settlement terms which are similar, as of the date of the renegotiation, to the terms that each party could expect to obtain in a freely negotiated processing agreement providing for a commitment of significant quantities of gas for a term of at least ten years. If the parties are unable to reach agreement on such terms, the matter will be resolved by arbitration in accordance with the procedures set forth in the applicable Natural Gas Processing Agreement.

        8.  Establishment of Goals and Standards of Performance.  The parties
            ---------------------------------------------------
  agree that there are common standards of performance (e.g., meter accuracy, line pressure, runtime, unaccounted for Btu's, fuel consumption, etc.) that are important to their respective operations. In furtherance of the intent of this Master Processing Agreement, the parties agree to jointly establish, and periodically review and revise as needed, appropriate standards and a process to monitor and optimize performance against those standards for the mutual benefit of the parties. Unless otherwise agreed with respect to individual WPC Plants, each WPC Plant shall provide Chevron each month an allocation statement showing total gas processed, total gas processed by component, total liquids recovered by component, plant and gathering system fuel consumption on a Btu basis, lost and unaccounted for gas, and total residue deliveries in Mcf and MMBtu.

  D.  TERM

        1.  This Master Processing Agreement shall be effective for a primary
* term of REDACTED, commencing September 1, 1996, and year to year thereafter until and unless terminated by either party at the end of the primary term, or at the end of any annual period after the primary term, by giving the other party not less than twelve months' prior written notice of termination. Notwithstanding the foregoing, if the Master Gas Sale Agreement terminates prior to this Master Processing Agreement, this Master Gas Processing Agreement shall cease to apply to gas from Chevron Interests in the Gulf of Mexico area on the date the Master Gas Sale Agreement terminates.

        2. This Master Processing Agreement may be terminated by either party, upon thirty (30) Days written notice to the other party, after it has been determined through the alternative dispute resolution procedures referenced in paragraph F below that such other party has materially defaulted on its obligations hereunder (it being understood that, for purposes of the foregoing, "materially defaulted" shall mean that the arbitrators have determined that (i) as a result of such default the objectives of this Agreement (as expressed herein and in the Master Alliance Agreement of even date herewith by and among Chevron, WPC and others) are not being met and

(ii) the defaulting party, after notice and a reasonable opportunity to cure, failed to take the steps necessary to accomplish such objectives.

E.  ASSIGNMENTS PROHIBITED

      1. This Master Processing Agreement may not be assigned by either party without the prior written consent of the other; provided that either party may assign this Master Processing Agreement to an Affiliate (in which case the assigning party shall remain ultimately responsible for performance hereof by its Affiliate).

      2. Assignment of any individual Natural Gas Processing Agreement entered into pursuant to this Master Processing Agreement shall be governed by the applicable terms of such individual agreement.

      3. It is understood and agreed that Chevron's commitment of gas to WPC for processing pursuant to any individual Natural Gas Processing Agreement shall not be limited to a specific WPC Plant, even though the Plant in which the gas will initially be processed may be specified in such agreement, and WPC shall have the right to cause such gas to be processed in any Plant, whether or not owned by WPC or its Affiliates, but in a manner consistent with the terms of the applicable Natural Gas Processing Agreement. WPC, in its sole discretion, shall have the right to consolidate plants and facilities, shut down plants and facilities, and process Chevron's gas in any plant that it desires, so long as Chevron is not disadvantaged, economically or by materially increased administrative burdens, as a result of such decisions by WPC.

F.  MASTER ALLIANCE AGREEMENT

      This Master Processing Agreement is subject to, and shall be construed in accordance with, the Master Alliance Agreement dated as of September 1, 1996, between Chevron, WPC, and certain of their Affiliates. Any disputes arising under this Master Processing Agreement shall be resolved exclusively as provided in the Master Alliance Agreement.

      WHEREFORE, the parties have caused this Master Processing Agreement to be executed by their authorized representatives as of the date written above.


CHEVRON U.S.A. PRODUCTION COMPANY,
a division of CHEVRON U.S.A. INC.

By: ___________________________________

Title: ________________________________


WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership

By Warren Petroleum G.P., Inc., its General Partner

By: __________________________________

Title: _________________________________

                           GAS PROCESSING AGREEMENTS
                               SETTLEMENT TERMS


                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.



                                   REDACTED

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.



                                 WICKETT GROUP

                                   REDACTED


-----------------------------------------------------------------------
      METER                   LEASE                      FIELD
-----------------------------------------------------------------------
       448               ESTES, W A 12 TB           WARD-ESTES, NORTH
        36               ESTES, W A 44 TB                H.S.A.
       324                ESTES, W A 58                  H.S.A.
        70                ESTES, W A 61                  H.S.A.
        65              ESTES, W A 75 & 76               H.S.A.
       325                ESTES, W A 78                  H.S.A.
       151                ESTES. W A 98                  H.S.A.
        11              HSA 5 SAT TO 23 TB          WARD-ESTES, NORTH
        28                   HSA  9 TB              WARD-ESTES, NORTH
        14                   HSA 23 TB              WARD-ESTES, NORTH
        17                   HSA 51 TB              WARD-ESTES, NORTH
       193                  HSA 156 BTY             WARD-ESTES, NORTH
        34                  HSA 515 TB                   H.S.A
       123                    HSA 529                    H.S.A.
        95                    HSA 541                    H.S.A.
        38                  HSA 545 TB              WARD-ESTES, NORTH
        71                    HSA 617                    H.S.A.
       126                    HSA 866               WARD-ESTES, NORTH
       471                  HSA 1035 TB
       472                HSA 1035 TB VRU
       469                  HSA 1042 TB                WAGON WHEEL
       470                HSA 1042 TB VRU
       474                   HSA 1071
       433                   HSA 1077               WARD-ESTES, NORTH
       171                 HSA 1120 BTY                WAGON WHEEL
       506                   HSA 1545                    H.S.A.
       476                  HSA 268 TB
        35            HSA 272 (560&596) MASTER           H.S.A.
       473                    HSA 274
       486                  HSA 276 TB
       477               HSA 283 & 450 AUX
       478                  HSA 298 TB
       468                  HSA 370 TB
       475                HSA 544 SAT 268
       215               MARSTON, E J D #1               H.S.A.
       184              O'BRIEN, G W #10 TB         WARD-ESTES, NORTH
       489              O'BRIEN, G W #1105               H.S.A.
        4            OBrien, G W Master meter
-----------------------------------------------------------------------

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.



                                 Quito Group

                                   REDACTED


-----------------------------------------------------------------------
      METER                   LEASE                      FIELD
-----------------------------------------------------------------------
       404               BARBER, W T #1 TB             WAHA, NORTH
       411                CLEVELAND, R #1                 WAHA
       480              ESTES, E W 112 AUX
       479              ESTES, E W 133 AUX
       483               ESTES, E W 16 TB
       484              ESTES, E W 166 TB
       482               ESTES, E W 3 TB
       481              ESTES, E W 45 TB
       408                FROST, J #5 TB                WAHA, WEST
       405               LIGON, S E #1 TB                 WAHA
       409             MCCALL, JACK O #1 TB             WAHA, WEST
       431              MCDANIEL, LOIS #1               QUITO, EAST
       160              STATE "XV" #1 BTY           BLOCK 17, SOUTHEAST
       403         TREES, J C ESTATE "A" #1 TB         WAHA, NORTH
       407         TREES, J C ESTATE "B" #2 TB          WAHA, WEST
       450             TREES, J C ESTATE #4             WAHA, WEST
       455          TREES, J C ESTATE ETAL #2           WAHA, WEST
       457          TREES, J C ESTATE ETAL #5           WAHA, WEST
       456              TREES, J C ETAL #8              WAHA, WEST
       449             UNIVERSITY 18-29 #1              QUITO, EAST
       425             UNIVERSITY 18-29 #10             QUITO, EAST
       165            UNIVERSITY 18-29 #2 TB          WAR-WINK, SOUTH
       237            UNIVERSITY 18-29 #2 TB          WAR-WINK, SOUTH
       423             UNIVERSITY 18-29 #4              QUITO, EAST
       417             UNIVERSITY 18-29 #6              QUITO, EAST
       426             UNIVERSITY 18-29 #8              QUITO, EAST
       428             UNIVERSITY 18-30 #2              QUITO, EAST
       424             UNIVERSITY 18-30 #3              QUITO, EAST
       420             UNIVERSITY 18-31 #2            WAR-WINK, SOUTH
       421             UNIVERSITY 18-31 #3              QUITO, EAST
       422             UNIVERSITY 18-31 #4              QUITO, EAST
       418             UNIVERSITY 18-31 #6              QUITO, EAST
       419             UNIVERSITY 18-31 #7              QUITO, EAST
       439              WALKER, P ETAL #2L              QUITO, EAST
       427              WALKER, P ETAL #4               QUITO, EAST
       439              WALKER, P ETAL #5               QUITO, EAST
       439              WALKER, P ETAL #6               QUITO, EAST
       213             WRISTEN BROS 76 BAT           SAND HILLS, WEST
-----------------------------------------------------------------------

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.


                             SHALLOW-WORSHAM GROUP

                                   REDACTED


-----------------------------------------------------------------------
      METER                   LEASE                      FIELD
-----------------------------------------------------------------------
       491             Anthony, H F #1 TB            WORSHAM-BAYER
       494               BARCLAY DEAN #3                WORSHAM
       493           CLEVELAND, R TR B #2&6             WORSHAM
       496          CLEVELAND, R TR B #3 & 4            WORSHAM
       495            CLEVELAND, R TR B #8           WORSHAM-BAYER
       497            CLEVELAND, R TR B #9           WORSHAM-BAYER
       492                  HORRY CDP                   WORSHAM
       504             LIGON, S E STATE #3           WORSHAM-BAYER
       503             LIGON, S E STATE #7           WORSHAM-BAYER
       501             LIGON, S E STATE #8           WORSHAM, EAST
       502             LIGON, S E STATE #9           WORSHAM, EAST
       500          STATE SCHOOL BD ZZ #1 & 5           WORSHAM
       499         STATE SCHOOL BD ZZ #2 & #4           WORSHAM
       498              ZEEK, L W ETAL #1               WORSHAM
-----------------------------------------------------------------------


                      GULF OF MEXICO NGL PRICING FORMULA


                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.


                                   REDACTED




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